EXHIBIT 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (No. 333-129132, 333-149222, 333-169671, 333-179764, 333-202964, 333-205924 and 333-226914) on Form S-8 and Registration Statement (Nos. 333-134611, 333-198728, 333-213194, 333-213778, 333-215786, 333-224143, 333-225389, 333-226918, 333-228519 and 333-230154) on Form S-3 of Smith Micro Software, Inc. and subsidiaries of our report dated March 27, 2019, relating to the abbreviated financial statements of the Smart Retail Business of ISM Connect, LLC, appearing in this current report on Form 8-K/A of Smith Micro Software, Inc. and subsidiaries.

/s/ SingerLewak LLP

Los Angeles, California
March 27, 2019

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